EXHIBIT 23.3

I hereby consent to the inclusion of and reference to my report titled "Evaluation Report, E 80/3757, Western Australia," dated October 10, 2010, in the Registration Statement on Form S-1 filed by Penola Inc. with the United States Securities and Exchange Commission. I concur with the summary of the information in the report disclosed and agree to being named as an expert in the referenced Registration Statement.

Dated: September 20, 2011

                                        By: /s/ Gregory Curnow
                                           -----------------------------------
                                        Name: Gregory Curnow